UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2007

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

MasterCard Incorporated (the “Company”) may, from time to time in the future, grant performance unit awards to its executive officers under the MasterCard Incorporated 2006 Long Term Incentive Plan, a stockholder approved plan. A form of Performance Unit Agreement for performance unit awards is attached hereto as exhibit 10.1 and is hereby incorporated by reference.

In addition, attached, as exhibits 10.2 and 10.3, respectively, and also hereby incorporated by reference, are current forms of the Company’s Restricted Stock Unit Agreement and Stock Option Agreement in connection with restricted stock unit and stock option awards under the 2006 Long Term Incentive Plan.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Form of Performance Unit Agreement for awards under 2006 Long Term Incentive Plan

Exhibit 10.2	Form of Restricted Stock Unit Agreement for awards under 2006 Long Term Incentive Plan

Exhibit 10.3	Form of Stock Option Agreement for awards under 2006 Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: February 2, 2007	By	/s/ Noah J. Hanft
Noah J. Hanft General Counsel and Secretary